As filed with the Securities and Exchange Commission on April 9, 2025.
Registration No. 333-265714

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM
S-1
ON
FORM
S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

biote Corp.
(Exact name of Registrant as specified in its charter)

Delaware	2833	85-1791125
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1875 W. Walnut Hill Ln #100
Irving,
TX
75038
(844)
604-1246
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Bret Christensen
Chief Executive Officer
biote Corp.
1875 W. Walnut Hill Ln #100
Irving,
TX
75038
(312)
212-8079
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ryan Sansom
Peter Byrne
Cooley LLP
500 Boylston Street
Boston, MA 02116-3736
(617)
937-2300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended the “Securities Act,” other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-accelerated Filer	☐	Smaller Reporting Company	☒

		Emerging growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
Pursuant to Rule 429(a) under the Securities Act, the prospectus contained in this Post-Effective Amendment No. 3 to Form
S-1
on Form
S-3
(this “Post-Effective Amendment”) to the registration statement on Form
S-1
of the registrant originally declared effective on July 19, 2022 (Registration
No. 333-265714)
(the “First Registration Statement”) is a combined prospectus including securities remaining unsold under (i) the First Registration Statement and (ii) the registration statement on
Form S-1,
which was subsequently declared effective by the SEC on August 5, 2022 (Registration
No. 333-266433).
Pursuant to Rule 429(b) under the Securities Act, upon effectiveness, this Post-Effective Amendment will constitute Post-Effective Amendment No. 3 to Registration
No. 333-265714
and Post-Effective Amendment No. 3 to Registration
No. 333-266433.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND STATEMENT PURSUANT TO RULE 429

biote Corp. (the “Registrant”) is filing a single prospectus as part of the Original Registration Statements (as defined below), pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). On June 17, 2022, the Registrant filed a registration statement on Form S-1 (Registration No. 333-265714), which was subsequently declared effective by the Securities and Exchange Commission (the “SEC”) on July 19, 2022, as amended by (i) Post-Effective Amendment No. 1, which was filed on April 6, 2023, and subsequently declared effective by the SEC on April 11, 2023, and (ii) Post-Effective Amendment No. 2, which was filed on March 29, 2024, and subsequently declared effective by the SEC on April 2, 2024 (as amended, the “First Registration Statement”). On August 1, 2022, the Registrant filed an additional registration statement on Form S-1 (Registration No. 333-266433), which was subsequently declared effective by the SEC on August 5, 2022, as amended by (i) Post-Effective Amendment No. 1, which was filed on April 6, 2023, and subsequently declared effective by the SEC on April 11, 2023, and (ii) Post-Effective Amendment No. 2, which was filed on March 29, 2024 and subsequently declared effective by the SEC on April 2, 2024 (as amended, the “Second Registration Statement” and, together with the First Registration Statement, the “Original Registration Statements”).

Pursuant to Rule 429 under the Securities Act, this post-effective amendment No. 3 to the First Registration Statement (this “Post-Effective Amendment”) will act, upon effectiveness, as a post-effective amendment to both Original Registration Statements, and is being filed by the Registrant to (i) convert the Original Registration Statements on Form S-1 into registration statements on Form S-3 and (ii) to update certain information regarding the securities being offered pursuant to the prospectus contained herein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filings of the Original Registration Statements.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 9, 2025

PRELIMINARY PROSPECTUS

biote Corp.

Up to 58,565,824 Shares of Class A common stock

and

Up to 67,289,796 Shares of Class A common stock

Offered by the Selling Securityholders

This prospectus relates to the issuance by us of an aggregate of up to 58,565,824 shares of Class A common stock issuable to the Members (as defined below) upon exercise of the Exchange Rights (as defined below) with respect to their Retained Biote Units (as defined below), which were originally issued at an assumed price per Retained Biote Unit of approximately $10.00.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “selling securityholders”) of up to (A) 62,289,796 shares of our Class A common stock, consisting of (i) 7,937,500 shares of Class A common stock originally issued in a private placement to the Sponsor in connection with the IPO (the “Founder Shares”) at a price of approximately $0.003 per share and (ii) 54,352,296 shares of Class A common stock issuable to the Members (as defined below) upon exercise of the Exchange Rights (as defined below) with respect to their Retained Biote Units (as defined below) and (B) 5,000,000 shares of Class A common stock that we have issued or that we may, in our discretion, elect to issue and sell to YA II PN, LTD., a Cayman Islands exempt limited partnership (“Yorkville”), pursuant to a standby equity purchase agreement we entered into with Yorkville on July 27, 2022 (the “Purchase Agreement”).

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. Our registration of the securities covered by this prospectus does not mean that either we or the selling securityholders, will issue, offer or sell any of the securities. We will not receive any of the proceeds from such sales of the shares of Class A common stock. However, we expect to receive proceeds from sales of Class A common stock that we may elect to make to Yorkville pursuant to the Purchase Agreement, if any, from time to time in our discretion. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Class A common stock. See “Plan of Distribution” beginning on page 27 of this prospectus. Yorkville is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and a “smaller reporting company” as defined in Section 10(f)(1) of Regulation S-K, and are subject to reduced public company reporting requirements. See “Prospectus Summary—Emerging Growth Company and Smaller Reporting Company Status” for additional information. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Class A common stock is quoted on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BTMD”. On April 8, 2025, the last reported sales prices of our Class A common stock was $3.25.

Investing in our securities involves risks. See “Risk Factors” beginning on page 13 of this prospectus, and under similar headings in any amendments or supplements to this prospectus, to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling securityholders have authorized anyone to provide you with different information. Neither we nor the selling securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. However, we expect to receive proceeds from sales of Class A common stock that we may elect to make to Yorkville pursuant to the Purchase Agreement, if any, from time to time in our discretion. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to Yorkville after the date of this prospectus. See “Committed Equity Financing” for a description of how the price we may sell shares of Class A common stock to Yorkville is calculated pursuant to the Purchase Agreement.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

Unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refers to biote Corp. and its consolidated subsidiaries, including BioTE Holdings, LLC, a Delaware limited liability company, following the Closing. All references herein to the “Board” refer to the board of directors of the Company after giving effect to the Business Combination.

CERTAIN DEFINED TERMS

Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:

“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, its capacity as a sole or managing member, or otherwise.

“Biote A&R OA” means the Second Amended and Restated Operating Agreement of BioTE Holdings, LLC entered into at the Closing by and among the Combined Company, BioTE Holdings, LLC and the Members, which, among other things, permitted the issuance and ownership of Biote Units (as defined below) as contemplated to be issued and owned following the Closing, designated the Combined Company as the sole manager of BioTE Holdings, LLC , provided for the Exchange Rights, set forth the rights and preferences of the Biote Units, and established the ownership of the Biote Units by the Persons or entities indicated in the Biote A&R OA, in each case, as more fully described in the Biote A&R OA.

“Biote Units” means the 9,161,771 Class A common units of BioTE Holdings, LLC.

“Business Combination” means the transactions contemplated by the Business Combination Agreement

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of December 13, 2021, by and among HYAC, BioTE Holdings, LLC, a Nevada limited liability company, BioTE Management, LLC, a Nevada limited liability company, Dr. Gary Donovitz, in his individual capacity, and Teresa S. Weber, in her capacity as the members’ representative (in such capacity, the “Members’ Representative”) of the members of BioTE Holdings, LLC immediately prior to the Closing.

“Bylaws” means the amended and restated bylaws of the Company, dated as of February 21, 2023.

“Class B Common Stock Conversion” means, in connection with the Closing, the conversion of all then-outstanding shares of Class B common stock into shares of Class A common stock on a one-for-one basis.

“Class V voting stock” means the Class V voting stock, par value $0.0001 per share.

“Closing” means the closing of the transactions contemplated by the Business Combination Agreement.

“Closing Date” means May 26, 2022.

“Combined Company” means biote Corp. and its consolidated subsidiaries, including BioTE Holdings, LLC , following the Closing.

“Common Stock” means the Class A common stock and Class V voting stock.

“Earnout Deadline” means the end of the day on the five (5)-year anniversary of the Closing Date.

“Exchange Rights” means, beginning on the six month anniversary of the Closing, the rights of the Members to have their Retained Biote Units redeemed, together with one share of Class V voting stock and subject to certain conditions, in exchange for either one share of Class A common stock or in certain circumstances, at the election of the Company in its capacity as the sole manager of BioTE Holdings, LLC , the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the Biote A&R OA.

“Founder Holders” means each of the Sponsor, Steven J. Heyer and Andrew R. Heyer.

“Founder Shares” means the shares of Class B common stock held by the Founder Holders, which such shares of Class B common stock automatically converted into an equal number of shares of Class A common stock in connection with the Closing.

“Governmental Entity” means any nation or government, any state, province, county, municipal or other political subdivision thereof, any entity exercising executive, legislative, tribal, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction, or any self-regulated organization or other non-governmental regulatory authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law).

“Holdings” means BioTE Holdings, LLC, a Delaware limited liability company after the plan of conversion filed with the Nevada Secretary of State.

“HYAC” or “Sponsor” means Haymaker Acquisition Corp. III, a Delaware corporation, prior to the Business Combination.

“Investor Rights Agreement” means the Investor Rights Agreement entered into at the Closing, by and among the Company, the Sponsor, the Members’ Representative and certain other parties.

“IPO” means Haymaker Acquisition Corp. III.’s initial public offering, consummated on March 4, 2021, through the sale of 31,750,000 units at $10.00 per unit (including 1,750,000 units that were issued upon the partial exercise of the IPO underwriters’ overallotment option, which closed on March 5, 2021).

“Member” or “Members” means the members of Holdings immediately prior to the Closing.

“Member Earnout Units” means the 10,000,000 Retained Biote Units held by the Members at the Closing.

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Redemption Shares” means the 800,000 shares of Class A common stock the Sponsor transferred to various third-parties pursuant to redemption reversal agreements.

“Retained Biote Units” means the Biote Units retained by the Members immediately following the Closing.

“Sponsor Earnout Shares” means 1,587,500 shares of Class A common stock held by the Sponsor after giving effect to the Class B Common Stock Conversion.

“Sponsor Letter” means that certain Letter Agreement, dated as of March 1, 2021, by and among certain of HYAC’s then current officers and directors, the Sponsor, the Company, Holdings and the Members’ representative, as the same may be amended, modified, supplemented or waived from time to time.

“Tax Receivable Agreement” means the tax receivable agreement entered into simultaneously with the Closing by and among the Combined Company, Holdings, the Members and the Members’ Representative, which provides for, among other things, payment by the Combined Company to the Members of 85% of the U.S. federal, state and local income tax savings realized by the Combined Company as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the redemption of Retained Biote Units in exchange for Class A common stock or cash (as more fully described in the Tax Receivable Agreement).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “hope,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative of these terms or other similar terms or expressions. Forward-looking statements contained in this prospectus include, but are not limited to statements regarding the Company’s future results of operations and financial position, industry and business trends, business strategy, plans, market growth and management’s expectations, hopes, beliefs, intentions, or strategies regarding the future.

These forward-looking statements are based on information available as of the date of this prospectus, and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the success of our dietary supplements to attain significant market acceptance among clinics, practitioners and their patients;

•	our customers’ reliance on certain third parties to support the manufacturing of bio-identical hormones for prescribers;

•	our and our customers’ sensitivity to regulatory, economic, environmental and competitive conditions in certain geographic regions;

•	our ability to increase the use by practitioners and clinics of the Biote Method at the rate that we anticipate or at all;

•	our ability to grow our business;

•	the significant competition we face in our industry;

•	our limited operating history;

•	our ability to protect our intellectual property;

•	the heavy regulatory oversight in our industry;

•	changes in applicable laws or regulations;

•	the inability to profitably expand in existing markets and into new markets;

•	the possibility that we may be adversely impacted by other economic, business and/or competitive factors;

•	future exchange and interest rates; and

•	other risks and uncertainties indicated in this registration statement, including those under “Risk Factors” herein, and other filings the Company has made, or will make, with the SEC.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our Company

We operate a high-growth practice-building business within the hormone optimization space. Similar to a franchise model, we provide the necessary components to enable Biote-certified practitioners to establish, build, and successfully implement a program designed to optimize hormone levels using personalized solutions for their patient populations. The Biote Method is a comprehensive, end-to-end practice building platform that provides Biote-certified practitioners with the following components specifically developed for practitioners in the hormone optimization space: Biote Method education, training and certification, practice management software, inventory management software, and information regarding available hormone replacement therapy (“HRT”) products, as well as digital and point-of-care marketing support. We also sell a complementary Biote-branded line of dietary supplements. We generate revenues by charging the Biote-partnered clinics fees associated with the Biote Method and from the sale of Biote-branded dietary supplements. By virtue of our historical performance over the past 13 years, we believe that our business model has been successful, remains differentiated, and is well positioned for future growth.

By incorporating the Biote Method in their practices, we enable practitioners to participate in the large and growing hormone optimization space. Bioidentical hormone therapy, which is offered by Biote-certified practitioners, is one segment of the large HRT market. It is estimated that, as of 2020, the total U.S. market opportunity for HRT products, available in various forms, exceeds $7 billion and is expected to grow 7% annually through 2026. We believe our business opportunity in providing educational and practice management services is large and will similarly grow. Growth in this field is expected to be fueled by “aging” demographics and expanding consumer demand for medical information and treatment options to address hormonal imbalances.

Patient symptoms associated with menopause in women and andropause in men, such as hot flashes, night sweats, depressed mood, low libido, weight gain, and issues with concentration and focus, while negatively impacting quality of life, may also be associated with higher risks for chronic diseases attributable to declining hormone levels, including cardiovascular disease, osteoporosis and breast cancer. Approximately 20 million men over age 45 in the United States are affected by hypogonadism and only about 10 million (12%) of those affected undergo testosterone treatment. An average of 27 million women between the ages of 45 and 64, or 20% of the American workforce, experience menopause every year. Despite the prevalence of symptoms, 84% of women report menopausal symptoms that interfere with their lives-only 58% have discussed menopause with a health provider, and only 28%, or approximately 13 million, undergo HRT (and of that 28%, only 31%, or approximately 4 million, undergo bioidentical HRT). By 2030, over 1.2 billion women, 14% of the global population, will be in menopause or post-menopause. Yet, despite the growing number of women experiencing menopause, they remain an underserved population.

One key driver of this unmet medical need is the lack of knowledge and experience of treating physicians. For many practitioners, the last time they received meaningful instruction on treating menopause and andropause was during medical school. Based on a 2018 article by Jennifer Wolff, entitled “What Doctors Don’t Know About Menopause,” among newer doctors surveyed in 2015, 80% of medical residents reported feeling “barely comfortable” discussing or treating menopause. While this knowledge gap applies to training, we believe it also applies to the understanding of treatment alternatives, access to new therapies, methods to drive efficiencies in a hormone optimization practice and finally, how to profitably treat this growing population.

To capitalize on this large and underserved market opportunity, we developed a highly differentiated practice-building platform to enable practitioners to treat the hormone imbalance symptoms experienced by their patients. The Biote Method has been designed specifically for practitioners who focus on treating perimenopause in women; post-menopause in women; and andropause/hypogonadism in men. It is constructed to bridge the existing gaps which exist in education and treatment options, while improving the efficiency of practitioners’ business operations and the hormone health of their aging patient base. Over the past 13 years, we have built our platform to provide highly differentiated education and training, practice support resources and inventory management tools that would be difficult for a practice to otherwise attain on their own.

We empower Biote-certified practitioners by requiring rigorous in-person training, testing and certification for all Biote-certified practitioners and office staff wishing to use the Biote Method in their practice. Our practitioner instructors are among the nation’s most experienced clinical experts in hormonal therapy, including multiple modalities of HRT such as creams, gels, patches, pills, injections and compounded bioidentical hormone pellets. We teach clinicians how to identify early indicators of hormone-related aging conditions, and we believe we are the top practitioner educators by virtue of our experience over 13 years, with approximately five million hormone optimization procedures performed by Biote-certified practitioners, including more than 400,000 active patients, in each case as of December 31, 2024. We offer training centrally and regionally to provide consistent and ongoing technical education. On an ongoing basis, we provide access to clinical and technical support for Biote-certified practitioners.

To offer a turnkey platform, we leverage the data Biote-certified practitioners collect using our BioTracker software for regulatory and record management to seamlessly assess a simple procedure-based revenue model that encompasses fees for the education, training, re-training, comprehensive administrative services and support and pass-through cost of pellets that practitioners may choose to provide as part of the Biote Method. We believe our revenue model represents an objective method to assess fees across the varying size and sophistication of our Biote-certified practitioners and clinics beginning with the first day of training and continuing throughout the treatment of each practitioner’s patient. Additionally, this revenue model provides our Biote-certified practitioners with consistency and predictability, notwithstanding the variability in services required to support their practices during any given period. Our revenue model also offers efficiency and transparency for inventory management, as each procedure is electronically recorded through our technology platform without requiring additional workflow.

The Biote Method’s enhanced proprietary clinical decision support software (“CDSS”) assists physicians in establishing individualized dosing for patients. Our BioTracker software and business tools allow practitioners to efficiently manage the record management, product acquisition, inventory logistics and the business end of a robust hormone optimization practice. We provide Biote-partnered clinics access to FDA-registered outsourcing facilities that can supply a wide array of hormone optimization products for Biote-certified practitioner patients. We provide information to Biote-certified practitioners regarding how to integrate with our BioTracker software. Our BioTracker software allows Biote-certified practitioners to manage orders and maintain accurate inventory records to keep their regulatory and business systems up to date.

Beyond the breadth and depth of our commercial and operational platform, the Biote name has achieved strong brand recognition among practitioners and patients in the communities we serve, as illustrated by QY Research’s market research publication entitled “South & North America Hormone Replacement Therapy Market Insights and Forecast to 2026.” Practitioners undertaking the Biote Method can be confident that our exclusive training and practice building tools will prepare them to provide excellent and differentiated care to patients. We believe this has led to high practitioner satisfaction, as evidenced by a retention rate of over 95% among Biote-certified practitioners, as of December 31, 2024. We are contracted with and provide comprehensive support to over 8,600 practitioners that have adopted the Biote Method in their practices. Leveraging our brand strength, we offer marketing assistance, including office signage and patient education materials, to every Biote-certified practitioner within our network.

We believe by virtue of their participation in our robust training and practice certification, Biote-certified practitioners are well informed on all aspects of hormone optimization. We believe our brand advantage with both practitioners and patients is a key element of our commercial growth strategy, and an asset that we intend to leverage to expand our business.

Complementing the Biote Method is our expanding line of private-labeled dietary supplements to address hormone, vitamin, and physiological deficiencies that regularly manifest in an aging population. This business segment appeals to practitioners’ patient demographic and enables patients the opportunity to receive practitioner-recommended Biote-branded dietary supplements to support healthy aging. By leveraging our existing Biote-certified practitioner base to sell and distribute our Biote-branded dietary supplements, we believe we have created an efficient and complementary business.

We also designed the Biote Method to permit beneficial practice economics for our Biote-partnered clinics. Our educational training and practice management platform helps enable Biote-partnered clinics to execute this all-cash model with minimal reimbursement risk. This contrasts to consistently decreasing reimbursement rates for most other treatments and therapies offered by physician offices.

We have a track record of consistently achieving profitable growth. Our four-year procedure revenue compound annual growth rate (“CAGR”) from 2019-2024 was 8.9%. Our revenue was $197.2 million and $185.4 million for the years ended December 31, 2024 and 2023, respectively. Net income was $0.05 million and net loss was $2.8 million for the years ended December 31, 2024 and 2023, respectively.

Corporate Information

HYAC was incorporated in the State of Delaware on July 6, 2020 as a special purpose acquisition company under the name Haymaker Acquisition Corp. III. Holdings is a Delaware limited liability company formed on March 31, 2019. On March 4, 2021, HYAC completed its IPO. On May 26, 2022, the Business Combination with Holdings was consummated, resulting in the Company being organized in an umbrella partnership C-corporation (“Up-C”) structure, and HYAC as the registrant changed its name to “biote Corp.” The Company’s headquarters are located at 1875 W. Walnut Hill Ln #100 Irving, Texas 75038. Our telephone number is (844) 604-1246, and our website address is www.biote.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and does not form a part of this prospectus. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this registration statement.

Committed Equity Financing

On July 27, 2022, we entered into the Purchase Agreement, with Yorkville. Pursuant to the Purchase Agreement, we have the right to sell to Yorkville up to 5,000,000 shares of our Class A common stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Class A common stock to Yorkville under the Purchase Agreement, and the timing of any such sales, are at our option, and we are under no obligation to sell any securities to Yorkville under the Purchase Agreement. In accordance with our obligations under the Purchase Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by Yorkville of up to 5,000,000 shares of Class A common stock, consisting of 25,000 shares of Class A common stock that we issued to Yorkville in consideration of its commitment to purchase shares of Class A common stock at our election under to the Purchase Agreement (the “Commitment Shares”), and up to 4,975,000 shares of Class A common stock that we have elected and may continue to elect, in our sole discretion, to issue and sell to Yorkville, from time to time under the Purchase Agreement.

Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the Purchase Agreement, including that the registration statement of which this prospectus forms a part be declared effective by the SEC and the final form of this prospectus is filed with the SEC, we will have the right, but not the obligation, from time to time at our discretion until the first day of the month following the 36-month period after the date of the Purchase Agreement, to direct Yorkville to purchase a specified amount of shares of Class A common stock (each such sale, an “Advance”) by delivering written notice to Yorkville (each, an “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed the greater of (i) an amount equal to thirty percent (30%) of the daily volume traded on the trading day immediately preceding an Advance Notice, or (ii) 1,000,000 shares of Class A common stock.

The per share purchase price for the shares of Class A common stock that we elect to sell to Yorkville in an Advance pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of our Class A common stock (the “VWAP”) and calculated in accordance with the Purchase Agreement, less a variable discount of 3%, provided however that the Company may establish a minimum acceptable price in each Advance Notice below which it shall not be obligated to make any sales to Yorkville.

There is no upper limit on the price per share that Yorkville could be obligated to pay for the Class A common stock we may elect to sell to it in any Advance. The purchase price per share of Class A common stock that we may elect to sell to Yorkville in an Advance under the Purchase Agreement will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

We will control the timing and amount of any sales of Class A common stock to Yorkville. Actual sales of shares of our Class A common stock to Yorkville under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our Class A common stock and determinations by us as to the appropriate sources of funding for our business and its operations.

We may not issue or sell any shares of Class A common stock to Yorkville under the Purchase Agreement which, when aggregated with all other shares of Class A common stock then beneficially owned by Yorkville and its Affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in Yorkville beneficially owning more than 4.99% of the outstanding shares of Class A common stock (the “Beneficial Ownership Limitation”).

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our stock to Yorkville. We expect that any proceeds received by us from such sales to Yorkville will be used for working capital and general corporate purposes.

Yorkville has agreed that it and its Affiliates will not engage in any short sales of the Class A common stock nor enter into any transaction that establishes a net short position in the Class A common stock during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the date of the Purchase Agreement or (ii) the date on which Yorkville shall have purchased from us under the Purchase Agreement 5,000,000 shares of our Class A common stock. We have the right to terminate the Purchase Agreement at no cost or penalty upon five (5) trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices and all outstanding amounts owed to Yorkville are repaid. We and Yorkville may also agree to terminate the Purchase Agreement by mutual written consent. Neither we nor Yorkville may assign or transfer our respective rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement may be modified or waived by us or Yorkville other than by an instrument in writing signed by both parties.

As consideration for Yorkville’s commitment to purchase shares of Class A common stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we issued 25,000 shares of Class A common stock to Yorkville.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

As of April 1, 2025, there were 54,710,252 shares of common stock outstanding, consisting of 33,073,277 shares of our Class A common stock and 21,636,975 shares of our Class V voting stock, of which 30,217,831 shares of Common Stock were held by non-affiliates, consisting of 28,902,136 shares of our Class A common stock and 1,315,695 shares of our Class V voting stock.

If all of the 5,000,000 shares offered by Yorkville for resale under the registration statement that includes this prospectus were issued and outstanding as of the date hereof (without taking into account the 4.99% Beneficial Ownership Limitation), such shares would represent approximately 9.1% of the total number of shares of our Common Stock outstanding and approximately 16.5% of the total number of outstanding shares held by non-affiliates, in each case as of April 1, 2025.

There are substantial risks to our stockholders as a result of the sale and issuance of Class A common stock to Yorkville under the Purchase Agreement. These risks include the potential for substantial dilution and significant declines in our stock price. See the section entitled “Risk Factors.” Issuances of our Class A common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Class A common stock that our existing stockholders own will not decrease as a result of sales, if any, under the Purchase Agreement, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Yorkville.

For more detailed information regarding the Purchase Agreement, see the section entitled “Committed Equity Financing.”

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended the “Exchange Act”), are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following March 4, 2026, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates equaled or exceeded $250 million as of the end of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30th.

THE OFFERING

Issuer	biote Corp.

Issuance of Class A common stock pursuant to the Retained Biote Units

Shares of Class A common stock offered by us	Up to 58,565,824 shares of Class A common stock issuable to the Members upon exercise of the Exchange Rights with respect to their Retained Biote Units.

Shares of Class A common stock outstanding prior to the exchange of the Retained Biote Units	33,073,277 shares of Class A common stock and 21,636,975 shares of Class V voting stock, as of April 1, 2025.

Shares of Class A common stock outstanding assuming the exchange of the Retained Biote Units	54,710,252 shares of Class A common stock, as of April 1, 2025.

Use of Proceeds	We will not receive any proceeds from the sale of shares of Class A common stock issued upon exercise of the Retained Biote Units by the selling securityholders.

Resale of Class A common stock

Shares of Class A common stock offered by the selling securityholders	Up to 67,289,796 shares of Class A common stock, consisting of (i) 7,937,500 Founder Shares, (ii) 54,352,296 shares of Class A common stock issuable to the Members upon exercise of the Exchange Rights with respect to their Retained Biote Units and (iii) 5,000,000 shares of Class A common stock, consisting of (a) 25,000 Commitment Shares and (b) up to 4,975,000 shares that we have issued and sold or that we may, in our discretion, elect to issue and sell to Yorkville, pursuant to the Purchase Agreement from time to time.

Shares of Common Stock Outstanding After Giving Effect to the Issuance of the Shares Registered for Resale by Yorkville Hereunder	37,942,718 shares of Class A common stock (and 21,636,975 shares of Class V voting stock (based on total shares outstanding as of April 1, 2025)).

Terms of the offering	The selling securityholders will determine when and how they will dispose of the shares of Class A common stock registered under this prospectus for resale.

Use of proceeds	We will not receive any proceeds from the resale of shares of Class A common stock included in this prospectus by the selling securityholders. However, we expect to receive proceeds from sales of Class A common stock that we may elect to make to Yorkville pursuant to the Purchase Agreement, if any, from time to time in our discretion. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Class A common stock to Yorkville after the date of this prospectus. See “Committed Equity Financing” for a description of how the price we may sell shares of Class A common stock to Yorkville is calculated pursuant to the Purchase Agreement.

We expect to use the net proceeds that we receive from sales of our Class A common stock to Yorkville, if any, under the Purchase Agreement for working capital and general corporate purposes. See the section titled “Use of Proceeds.”

Nasdaq Stock Market Symbol	Our Class A common stock is listed on Nasdaq under the symbol “BTMD”.

Risk Factors	See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

The number of shares of Class A common stock to be outstanding is based on 54,710,252 shares of Class A common stock outstanding as of April 1, 2025 and excludes:

•	3,754,153 shares of Class A common shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $4.50 per share;

•

9,913,337 shares of Class A common stock available for future issuance under the biote Corp. 2022 Equity Incentive Plan (the “Incentive Plan”), as well as any future increases in the number of common shares reserved for issuance under the Incentive Plan;

•

2,796,891 shares of Class A common stock available for future issuance under the biote Corp. 2022 Employee Stock Purchase Plan (the “ESPP”), as well as any future increases in the number of common shares reserved for issuance under the ESPP; and

•	4,869,441 shares of Class A common stock that we have issued and sold, or may elect, in our sole discretion, to issue and sell, to Yorkville, from time to time under the Purchase Agreement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Related to this Offering

A substantial number of shares of Class A common stock may be sold in the market following this offering, which may depress the market price for our Class A common stock.

Sales of a substantial number of shares of our Class A common stock in the public market following this offering could cause the market price of our Class A common stock to decline. A substantial majority of the outstanding shares of our Class A common stock are, and the shares of Class A common stock offered hereby will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act. Further we and each of our officers, directors and selling stockholders will sign lock-up agreements in which they will agree not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of Class A common stock or any securities convertible into or exchangeable for shares of Class A common stock without the prior written consent of the underwriters for a period of 90 days after the date of this prospectus, subject to customary exceptions. We do not, however, expect to receive lock-up agreements from any other stockholders, including Dr. Gary Donovitz, who held 34.1% of shares of our common stock outstanding as of September 30, 2022.

An active trading market for our Class A common stock may not be sustained following this offering.

Although our Class A common stock is listed on Nasdaq, an active trading market for our Class A common stock may not be sustained following this offering. If an active market for our Class A common stock does not continue, it may be difficult for you to sell your shares, including shares you may purchase in this offering, without depressing the market price for the shares or to sell your shares at all. Any inactive trading market for our Class A common stock may also impair our ability to raise capital to continue to fund our operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

COMMITTED EQUITY FINANCING

On July 27, 2022, we entered into the Purchase Agreement, with Yorkville. Pursuant to the Purchase Agreement, we have the right to sell to Yorkville up to 5,000,000 shares of our Class A common stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Class A common stock to Yorkville under the Purchase Agreement, and the timing of any such sales, are at our option, and we are under no obligation to sell any securities to Yorkville under the Purchase Agreement. In accordance with our obligations under the Purchase Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by Yorkville of up to 5,000,000 shares of Class A common stock, consisting of 25,000 shares of Class A common stock that we issued to Yorkville in consideration of its commitment to purchase shares of Class A common stock at our election under to the Purchase Agreement, and up to 4,975,000 shares of Class A common stock that we may elect, in our sole discretion, to issue and sell, to Yorkville, from time to time under the Purchase Agreement. As of December 31, 2024, we had sold 130,559 shares of Class A common stock under the Purchase Agreement.

Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the Purchase Agreement, including that the registration statement of which this prospectus forms a part be declared effective by the SEC and the final form of this prospectus is filed with the SEC, we will have the right, but not the obligation, from time to time at our discretion until the first day of the month following the 36-month period after the date of the Purchase Agreement, to direct Yorkville to purchase an Advance by delivering an Advance Notice. While there is no mandatory minimum amount for any Advance, it may not exceed the greater of (i) an amount equal to thirty percent (30%) of the daily volume traded on the trading day immediately preceding an Advance Notice, or (ii) 1,000,000 shares of Class A common stock.

The per share purchase price for the shares of Class A common stock, if any, that we elect to sell to Yorkville in an Advance pursuant to the Purchase Agreement will be determined by reference to the VWAP and calculated in accordance with the Purchase Agreement, less a variable discount of 3%, provided however that the Company may establish a minimum acceptable price in each Advance Notice below which it shall not be obligated to make any sales to Yorkville.

There is no upper limit on the price per share that Yorkville could be obligated to pay for the Class A common stock we may elect to sell to it in any Advance. The purchase price per share of Class A common stock that we may elect to sell to Yorkville in an Advance under the Purchase Agreement will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

We will control the timing and amount of any sales of Class A common stock to Yorkville. Actual sales of shares of our Class A common stock to Yorkville under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our Class A common stock and determinations by us as to the appropriate sources of funding for our business and its operations.

We may not issue or sell any shares of Class A common stock to Yorkville under the Purchase Agreement which, when aggregated with all other shares of Class A common stock then beneficially owned by Yorkville and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 promulgated thereunder), would result in Yorkville beneficially owning more than the Beneficial Ownership Limitation.

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our stock to Yorkville. We expect that any proceeds received by us from such sales to Yorkville will be used for working capital and general corporate purposes.

Yorkville has agreed that it and its Affiliates will not engage in any short sales of the Class A common stock nor enter into any transaction that establishes a net short position in the Class A common stock during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the date of the Purchase Agreement or (ii) the date on which Yorkville shall have purchased from us under the Purchase Agreement 5,000,000 shares of our Class A common stock. We have the right to terminate the Purchase Agreement at no cost or penalty upon five (5) trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices and all outstanding amounts owed to Yorkville are repaid. We and Yorkville may also agree to terminate the Purchase Agreement by mutual written consent. Neither we nor Yorkville may assign or transfer our respective rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement may be modified or waived by us or Yorkville other than by an instrument in writing signed by both parties.

As consideration for Yorkville’s commitment to purchase shares of Class A common stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we issued 25,000 shares of Class A common stock to Yorkville.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Advances of Class A Common Stock Under the Purchase Agreement

Advances

We will have the right, but not the obligation, from time to time at our discretion, until the first day of the month following the 36-month period after the date of the Purchase Agreement, to direct Yorkville to purchase up to a specified maximum amount of shares of Class A common stock as set forth in the Purchase Agreement by delivering an Advance Notice on the Advance Notice Date, so long as the amount under any single Advance does not exceed the greater of (i) an amount equal to thirty percent (30%) of the daily volume traded on the trading day immediately preceding an Advance Notice, or (ii) 1,000,000 shares of Class A common stock.

Conditions to Each Advance

Yorkville’s obligation to accept Advance Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Class A common stock in Advances under the Purchase Agreement, are subject to the satisfaction, at the applicable Advance Notice Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of Yorkville’s control, which conditions include the following:

•	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

•

the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

•

the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Class A common stock that may be issued and sold by the Company to Yorkville under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and Yorkville being able to utilize this prospectus (and any other prospectus included in any one or more additional registration statements filed with the SEC) to resell all of the shares of Class A common stock issuable pursuant to such Advance Notice (and included in any such additional prospectuses);

•

the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Class A common stock that may be issued and sold by the Company to Yorkville under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or any other prospectus included in any one or more additional registration statements filed with the SEC), and the absence of any suspension of qualification or exemption from qualification of the Class A common stock for offering or sale in any jurisdiction;

•

all reports, notices and other documents required to have been filed by the Company with the SEC during the preceding twelve-month period pursuant to the reporting requirements of the Exchange Act shall have been timely filed;

•

trading in the Class A common stock shall not have been suspended by the SEC or Nasdaq (or, in the case of an Advance Notice, the Principal Market, as such term is defined in the Purchase Agreement), the Company shall not have received any final and non-appealable notice threatening the continued quotation of the Class A common stock, except as disclosed in any documents filed with the SEC prior to the date of this prospectus;

•

the Company shall have materially complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement;

•

all of the shares of Class A common stock that may be issued pursuant to the Advance Notice shall have been approved for listing or quotation on Nasdaq (or, in the case of an Advance Notice, the Principal Market), subject only to notice of issuance;

•	no condition, occurrence, state of facts or event constituting a Material Outside Event (as such term is defined in the Purchase Agreement) shall have occurred and be continuing; and

•	the receipt by Yorkville of the legal opinion as required under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month next following the 36-month anniversary of the date of the Purchase Agreement; and

•	the date on which Yorkville shall have purchased 5,000,000 shares of Class A common stock under the Purchase Agreement;

We also have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five (5) trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices under which we are yet to issue Class A common stock. We and Yorkville may also terminate the Purchase Agreement at any time by mutual written consent.

No Short-Selling by Yorkville

Yorkville has agreed that it and its Affiliates will not engage in any short sales during the term of the Purchase Agreement and will not enter into any transaction that establishes a net short position with respect to the Class A common stock. The Purchase Agreement stipulates that Yorkville may sell our Class A common stock to be issued pursuant to an Advance Notice, following receipt of the Advance Notice, but prior to receiving such shares and may sell other Class A common stock acquired pursuant to the Purchase Agreement that Yorkville has continuously held from a prior date of acquisition.

Effect of Sales of our Class A Common Stock under the Purchase Agreement on our Stockholders

All shares of Class A common stock that may be issued or sold by us to Yorkville under the Purchase Agreement that are being registered under the Securities Act for resale by Yorkville in this offering are expected to be freely tradable. The shares of Class A common stock being registered for resale in this offering may be issued and sold by us to Yorkville from time to time at our discretion over the term of the Purchase Agreement. The resale by Yorkville of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Class A common stock to decline and to be highly volatile. Sales of our Class A common stock, if any, to Yorkville under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Yorkville all, some or none of the shares of our Class A common stock that may be available for us to sell to Yorkville pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our Class A common stock to Yorkville pursuant to the Purchase Agreement, Yorkville may resell all, some or none of such shares in its discretion and at different prices subject to the terms of the Purchase Agreement. As a result, investors who purchase shares from Yorkville in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Yorkville in this offering as a result of future sales made by us to Yorkville at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to Yorkville under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Yorkville may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Because the purchase price per share to be paid by Yorkville for the shares of Class A common stock that we may elect to sell to Yorkville under the Purchase Agreement, if any, will fluctuate based on the market prices of our Class A common stock during the applicable Pricing Period, as of the date of this prospectus we cannot reliably predict the number of shares of Class A common stock that we will sell to Yorkville under the Purchase Agreement, the actual purchase price per share to be paid by Yorkville for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of April 1, 2025, there were 54,710,252 shares of common stock outstanding, consisting of 33,073,277 shares of our Class A common stock and 21,636,975 shares of our Class V voting stock, of which 30,217,831 shares of common stock were held by non-affiliates, consisting of 28,902,136 shares of our Class A common stock and 1,315,695 shares of our Class V voting stock. If all of the 5,000,000 shares offered by Yorkville for resale under the registration statement that includes this prospectus were issued and outstanding as of the date hereof (without taking into account the 4.99% Beneficial Ownership Limitation), such shares would represent approximately 9.1% of the total number of shares of our Common Stock outstanding and approximately 16.5% of the total number of outstanding shares held by non-affiliates, in each case as of April 1, 2025.

The issuance, if any, of our Class A common stock to Yorkville pursuant to the Purchase Agreement would not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders would be diluted. Although the number of shares of our Class A common stock that our existing stockholders own would not decrease as a result of sales, if any, under the Purchase Agreement, the shares of our Class A common stock owned by our existing stockholders would represent a smaller percentage of our total outstanding shares of our Class A common stock after any such issuance.

USE OF PROCEEDS

All of the shares of Class A common stock offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales. However, we expect to receive proceeds under the Purchase Agreement from sales of Class A common stock that we may elect to make to Yorkville pursuant to the Purchase Agreement, if any, from time to time in our discretion. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

The selling securityholders will bear all incremental selling expenses relating to the sale of the shares of Class A common stock, including reasonable fees and expenses of any legal counsel representing such selling securityholders, subject to the Investor Rights Agreement, and all underwriting commissions and discounts, brokerage fees, underwriting marketing costs. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this registration statement, including, but not limited to, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDERS

The selling securityholders acquired the shares of our Class A common stock from us in (i) private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act in connection with a private placement concurrent with the IPO and in connection with the Business Combination and (ii) pursuant to the Purchase Agreement we entered into with Yorkville on July 27, 2022 in order to permit Yorkville to offer the shares included in this prospectus for resale from time to time (for additional information regarding the shares of Class A common stock included in this prospectus, see the section entitled “Committed Equity Financing” above). Pursuant to the Investor Rights Agreement and Purchase Agreement, we agreed to file a registration statement with the SEC for the purposes of registering for resale the shares of our Class A common stock issued to the selling securityholders.

Except as set forth below, the following table sets forth, based on written representations from the selling securityholders, certain information as of June 16, 2022 regarding the beneficial ownership of our Class A common stock by the selling securityholders and the shares of Class A common stock being offered by the selling securityholders. The applicable percentage ownership of Class A common stock is based on approximately 33,073,277 shares of Class A common stock issued and outstanding as of April 1, 2025 and do not take into account the issuance of any shares of Class A common stock upon the exchange of 21,636,975 Retained Biote Units for up to 21,636,975 shares of Class A common stock.

Information with respect to shares of Common Stock owned beneficially after the offering assumes the sale of all of the shares of Class A common stock offered under this prospectus and no other purchases or sales of our Common Stock. The selling securityholders may offer and sell some, all or none of the shares of Class A common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all shares of Class A common stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling securityholders, no selling securityholder is a broker-dealer or an Affiliate of a broker-dealer.

	Shares of Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Entities affiliated with Cohanzick Management, LLC(1)	600,000	600,000	—	—
Donovitz Family Irrevocable Trust(2)	23,343,672	23,343,672	—	—
Dr. Gary S. Donovitz(3)	23,343,672	23,343,672	—	—
Marc D. Beer(4)	3,832,476	3,832,476	—	—
Roystone Capital Management LP(5)	100,000	100,000	—	—
Entities Affiliated with Sandia Investment Management LP(6)	100,000	100,000	—	—
Terry Weber(7)	3,832,476	3,832,476	—	—
Christopher Bradley(8)	710,267	710,267	—	—
JMT Holdings, LLC(9)	15,053	15,053	—	—
Valerie Lynn-Nicosia(10)	20,017	20,017	—	—
Armbar LLC(11)	258,079	258,079	—	—
David Harrison Heyer(12)	655,026	655,026	—	—
Kate J Heyer 2013 Trust(13)	597,678	597,678	—	—
John Testa(14)	86,027	86,027	—	—
Roger Meltzer(15)	86,027	86,027	—	—

	Shares of Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Steven Powell(16)	57,348	57,348	—	—
Walter McLallen(17)	215,065	215,065	—	—
The Michael Jesselson 12/18/80 Trust(18)	57,348	57,348	—	—
Boris Family Holding LLC(19)	143,376	143,376	—	—
David Rockwell(20)	57,348	57,348	—	—
David Feinstein(21)	58,664	58,664	—	—
Jonathan Ghitis(22)	14,666	14,666	—	—
APJM Partners, LLC(23)	143,376	143,376	—	—
Meteora Capital Partners, LP(24)	404,326	404,326	—	—
Ridgeview Holdings LLC(25)	40,430	40,430	—	—
Guines LLC(26)	363,895	363,895	—	—
CPC Sponsor Opportunities I, LP(27)	110,763	110,763	—	—
CPC Sponsor Opportunities I (Parallel), LP(28)	92,471	92,471	—	—
Shorefield Global Limited(29)	203,238	203,238	—	—
Steven J. Heyer(30)	729,856	729,856	—	—
Andrew R. Heyer(31)	1,863,906	1,863,906	—	—
Mindy B. Heyer 2021 Grantor Retained Annuity Trust(32)	153,250	153,250	—	—

	Number of Shares of Common Stock Beneficially Owned			Maximum Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Name of Selling Securityholder	Number(33)		Percent(34)		Number(35)	Percent(34)
YA II PN, LTD.(36)	130,559	*		5,000,000	—	—

*	Less than one percent.
(1)

Shares registered for resale include: (i) 48,750 Redemption Shares held by Cohanzick Absolute Return Master Fund, Ltd., (ii) 30,000 Redemption Shares held by CrossingBridge Responsible Credit Fund, (iii) 333,305 Redemption Shares held by Destinations Global Fixed Income Opportunities Fund and (iv) 187,945 Redemption Shares held by RiverPark Strategic Income Fund. Cohanzick Management, LLC is the Investment Adviser to Cohanzick Absolute Return Master Fund, Ltd. and RiverPark Strategic Income Fund. CrossingBridge Advisors, LLC (a wholly owned subsidiary of Cohanzick Management, LLC) is the Investment Adviser to CrossingBridge Responsible Credit Fund and Destinations Global Fixed Income Opportunities Fund. David K. Sherman is the Managing Member of Cohanzick Management, LLC. The business address for Cohanzick Management, LLC is 427 Bedford Road Suite 230, Pleasantville, New York 10570. The business address for CrossingBridge Advisors, LLC is 427 Bedford Road Suite 220, Pleasantville, New York 10570.

(2)

Consists of 23,343,672 shares held by the Donovitz Family Irrevocable Trust. Includes 3,985,887 Member Earnout Units that became unvested and subject to forfeiture as of the Closing and will vest upon the occurrence of each of the following events: (a) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $12.50 per share for 20 Trading Days (as defined in the Business Combination Agreement) of any 30 consecutive Trading Day period following the Closing, (b) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $15.00 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing, and (c) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $17.50 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing. Any such Member Earnout Units that remain unvested after the fifth anniversary of the Closing will be forfeited. Marci M. Donovitz is trustee of the Donovitz Family Irrevocable Trust. The address of the Donovitz Family Irrevocable Trust is Synergy Wealth Partners, 600 N Shepherd Drive, Suite 200, Houston, TX 77007.
(3)

Consists of: (i) 848,726 shares held by BioTE Management, LLC, of which Dr. Donovitz is the sole member, and (ii) 22,494,946 shares held by the Gary S. Donovitz 2012 Irrevocable Trust (formerly Marci M. Donovitz Trust) (the “Donovitz 2012 Irrevocable Trust”), of which Gary S. Donovitz is the trustee. Includes 144,918 Member Earnout Units held by BioTE Management LLC and 3,840,969 Member Earnout Units held by the Donovitz 2012 Irrevocable Trust, that became unvested and subject to forfeiture as of the Closing and will vest upon the occurrence of each of the following events: (a) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $12.50 per share for 20 Trading Days (as defined in the Business Combination Agreement) of any 30 consecutive Trading Day period following the Closing, (b) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $15.00 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing, and (c) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $17.50 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing. Any such Member Earnout Units that remain unvested after the fifth anniversary of the Closing will be forfeited. Dr. Donovitz exercises sole voting and dispositive power over the shares held by the trust. The business address of BioTE Management, LLC is 1875 W Walnut Hill Ln #100, Irving, TX 75038, United States. The business address of the Donovitz 2012 Irrevocable Trust is 1875 W Walnut Hill Ln #100, Irving, TX 75038, United States.

(4)

Mr. Beer is a managing member of Holdings, for which biote Corp. is the sole managing member. Includes 654,387 Member Earnout Units that became unvested and subject to forfeiture as of the Closing and will vest upon the occurrence of each of the following events: (a) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $12.50 per share for 20 Trading Days (as defined in the Business Combination Agreement) of any 30 consecutive Trading Day period following the Closing, (b) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $15.00 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing, and (c) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $17.50 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing. Any such Member Earnout Units that remain unvested after the fifth anniversary of the Closing will be forfeited.

(5)

Shares registered for resale include 100,000 Redemption Shares held by Roystone Capital Management LP. Richard Barrera is the portfolio manager of Roystone Capital Management LP. The business address for Roystone Capital Management LP is 767 Third Avenue, 29th Floor, New York, NY 10017, United States.

(6)

Shares registered for resale include 100,000 Redemption Shares that are allocated to investors managed by Sandia Investment Management LP. Andrew Bail is the Portfolio Manager of Sandia Investment Management LP. The business address for Sandia Investment Management LP is 201 Washington Street Suite 2600 Boston, MA 02108, United States.

(7)

Ms. Weber, our former Chief Executive Officer and member of the Board, effective as of January 31, 2025, is a managing member of Holdings, for which biote Corp. is the sole managing member. Includes 203,286 Member Earnout Units that became unvested and subject to forfeiture as of the Closing and will vest upon the occurrence of each of the following events: (a) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $12.50 per share for 20 Trading Days (as defined in the Business Combination Agreement) of any 30 consecutive Trading Day period following the Closing, (b) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $15.00 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing, and (c) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $17.50 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing. Any such Member Earnout Units that remain unvested after the fifth anniversary of the Closing will be forfeited.

(8)

The shares reflected as beneficially owned prior to the offering were received by Christopher Bradley in connection with a liquidating distribution by the Sponsor. Includes 115,230 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) after the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(9)

The shares reflected as beneficially owned prior to the offering were received by JMT Holdings, LLC in connection with a liquidating distribution by the Sponsor. Includes 4,854 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) after the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(10)	The shares reflected as beneficially owned prior to the offering were received by Valerie Lynn-Nicosia in connection with a liquidating distribution by the Sponsor.
(11)

The shares reflected as beneficially owned prior to the offering were received by Armbar LLC in connection with a liquidating distribution by the Sponsor. Includes 83,211 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) after the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(12)

The aggregate number of shares reflected as beneficially owned prior to the offering were received by David Harrison Heyer and the David H Heyer 2013 Trust in connection with a liquidating distribution by the Sponsor. Includes (a) 38,859 shares of Class A common stock and 18,489 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) after the conditions contained in the Business Combination Agreement, if any, have been fulfilled held directly by David Harrison Heyer; and (b) 494,388 shares of Class A common stock and 103,290 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) after the conditions contained in the Business Combination Agreement, if any, have been fulfilled, held by the David H Heyer 2013 Trust. David Harrison Heyer is the trustee of the David H Heyer 2013 Trust and has voting and dispositive power of the securities held by such entity.

(13)

The shares reflected as beneficially owned prior to the offering were received by Kate J Heyer 2013 Trust in connection with a liquidating distribution by the Sponsor. Kate J. Heyer is the trustee of The Kate J. Heyer 2013 Trust. Includes 103,290 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(14)

The shares reflected as beneficially owned prior to the offering were received by John Testa in connection with a liquidating distribution by the Sponsor. Includes 27,738 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(15)

The shares reflected as beneficially owned prior to the offering were received by Roger Meltzer in connection with a liquidating distribution by the Sponsor. Includes 27,738 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(16)

The shares reflected as beneficially owned prior to the offering were received by Steven Powell in connection with a liquidating distribution by the Sponsor. Includes 18,489 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(17)

The shares reflected as beneficially owned prior to the offering were received by Walter McLallen in connection with a liquidating distribution by the Sponsor. Includes 69,342 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(18)

The shares reflected as beneficially owned prior to the offering were received by The Michael Jesselson 12/18/80 Trust in connection with a liquidating distribution by the Sponsor. Includes 18,489 shares of

Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.
(19)

The shares reflected as beneficially owned prior to the offering were received by Boris Family Holding LLC in connection with a liquidating distribution by the Sponsor. Includes 46,227 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(20)

The shares reflected as beneficially owned prior to the offering were received by David Rockwell in connection with a liquidating distribution by the Sponsor. Includes 18,489 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or the exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(21)

The shares reflected as beneficially owned prior to the offering were received by David Feinstein in connection with a liquidating distribution by the Sponsor. Includes 15,904 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(22)

The shares reflected as beneficially owned prior to the offering were received by Jonathan Ghitis in connection with a liquidating distribution by the Sponsor. Includes 3,976 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(23)

The shares reflected as beneficially owned prior to the offering were received by APJM Partners, LLC in connection with a liquidating distribution by the Sponsor. Includes 46,227 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(24)

The shares reflected as beneficially owned prior to the offering were received by Meteora Capital Partners, LP in connection with a liquidating distribution by the Sponsor. Includes 130,365 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(25)

The shares reflected as beneficially owned prior to the offering were received by Ridgeview Holdings LLC in connection with a liquidating distribution by the Sponsor. Includes 13,035 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or the exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(26)

The shares reflected as beneficially owned prior to the offering were received by Guines LLC in connection with a liquidating distribution by the Sponsor. Includes 117,330 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(27)

The shares reflected as beneficially owned prior to the offering were received by CPC Sponsor Opportunities I, LP in connection with a liquidating distribution by the Sponsor. Includes 35,712 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(28)

The shares reflected as beneficially owned prior to the offering were received by CPC Sponsor Opportunities I, LP in connection with a liquidating distribution by the Sponsor. CPC is the investment manager for the CPC Funds. Includes 29,814 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.
(29)

The shares reflected as beneficially owned prior to the offering were received by Shorefield Global Limited in connection with a liquidating distribution by the Sponsor. Includes 65,529 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) until the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(30)

The shares reflected as beneficially owned prior to the offering were received by Steven J. Heyer in connection with a liquidating distribution by the Sponsor. Includes 126,132 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) after the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(31)

The aggregate number of shares reflected as beneficially owned prior to the offering were received by Andrew R. Heyer, Heyer Investment Management, LLC, Harris Reid Heyer Trust, the James Heyer Trust, Peter Justin Heyer Trust and William Heyer Trust in connection with a liquidating distribution by the Sponsor. Includes (a) 1,136,144 shares of Class A common stock and 237,369 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) after the conditions contained in the Business Combination Agreement, if any, have been fulfilled held directly by Andrew R. Heyer; (b) 202,826 shares of Class A common stock and 42,375 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) after the conditions contained in the Business Combination Agreement, if any, have been fulfilled held by Heyer Investment Management, LLC; (c) 50,705 shares of Class A common stock and 10,593 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) after the conditions contained in the Business Combination Agreement, if any, have been fulfilled held by the Harris Reid Heyer Trust; (d) 50,705 shares of Class A common stock and 10,593 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) after the conditions contained in the Business Combination Agreement, if any, have been fulfilled held by James Heyer Trust; (e) 50,705 shares of Class A common stock and 10,593 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) after the conditions contained in the Business Combination Agreement, if any, have been fulfilled held by the Peter Justin Heyer Trust; and (f) 50,705 shares of Class A common stock and 10,593 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) after the conditions contained in the Business Combination Agreement, if any, have been fulfilled held by the William Heyer Trust. Andrew R. Heyer is the managing member of Heyer Investment Management, LLC and has voting and dispositive power of the securities held by such entity. Andrew R. Heyer is a trustee of the trusts listed in (c)—(f) and has voting and dispositive power of the securities held by such entities.

(32)

The shares reflected as beneficially owned prior to the offering were received by the Mindy B. Heyer 2021 Grantor Retained Annuity Trust in connection with a liquidating distribution by the Sponsor. Includes 26,484 shares of Class A common stock that may not be offered, sold transferred, pledged or otherwise disposed of except (i) pursuant to effective registration statement under the Securities Act or an exemption thereto and (ii) after the conditions contained in the Business Combination Agreement, if any, have been fulfilled.

(33)

Represents (i) 25,000 shares of Common Stock we issued to Yorkville on July 27, 2022 as Commitment Shares in consideration for entering into the Purchase Agreement with us, (ii) 40,000 shares of Common Stock we issued to Yorkville on September 16, 2022 and (iii) 65,559 shares of Common Stock we issued to

Yorkville October 20, 2022. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Yorkville may be required to purchase under the Purchase Agreement, because the issuance of such shares is at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Yorkville’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Advances of Common Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to Yorkville to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by Yorkville, would cause Yorkville’s beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Limitation.
(34)	Applicable percentage ownership is based on 33,073,277 shares of our Class A common stock outstanding as of April 1, 2025.
(35)	Assumes the sale of all shares being offered pursuant to this prospectus.
(36)

Yorkville is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA II PN, LTD are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.

Certain Relationships with Selling Securityholders

Sponsor Letter

In connection with the execution of the Business Combination Agreement, certain of HYAC’s officers and directors, the Sponsor, the Company, Holdings and the Members’ Representative entered into the Sponsor Letter, pursuant to which, among other things, the Sponsor agreed to (i) vote, at any duly called meeting of stockholders of the Company, in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) subject to certain exceptions, not to effect any sale or distribution of any of its shares of Class B common stock and (iii) waive any and all anti-dilution rights described in the current charter or otherwise with respect to the shares of Class B common stock held by the Sponsor that may be implicated by the Business Combination such that the Class B Common Stock Conversion will occur as discussed herein (and as more fully described in the Sponsor Letter).

Investor Rights Agreement

At the Closing, Holdings, the Members, the Sponsor, the Members’ Representative and certain other parties entered into an investor rights agreement, which was amended and restated on July 19, 2022, and which we refer to as the A&R IRA. Pursuant to the terms of the A&R IRA, among other things, (i) that certain Registration Rights Agreement, by and between HYAC and certain security holders, dated March 1, 2021, entered into in connection with HYAC’s IPO, was terminated, (ii) the Company provided certain registration rights for the shares of Class A common stock held (or underlying certain securities held) by the Members, the Sponsor, and certain other parties, (iii) the Members agreed not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of Class A common stock, Class V voting stock and the Biote Units held by such Members, as applicable, for six months following the Closing, and the Member Earnout Units until the date such securities have been earned in accordance with the Business Combination Agreement and (iv) the Sponsor agreed not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares, as defined therein) for six months following the Closing and (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement, for 30 days following the Closing Date (such lock-up period superseding the lock-up period set forth in the Insider Letter (as defined in the A&R IRA)), in each case, as more fully described in the A&R IRA. All lock-up restrictions, other than those related to the Member Earnout Units and the Sponsor Earnout Shares, have now expired.

Second Amended and Restated Operating Agreement of Holdings

At the Closing, biote Corp., Holdings and the Members entered into the Biote A&R OA, which, among other things, permitted the issuance and ownership of Biote Units as contemplated to be issued and owned upon the consummation of the Business Combination, designated biote Corp. as the sole manager of Holdings, provided for the Exchange Rights, set forth the rights and preferences of the Biote Units, and established the ownership of the Biote Units by the Persons or entities indicated in the Biote A&R OA.

PLAN OF DISTRIBUTION

We are registering the resale by the selling securityholders or their permitted transferees from time to time. The securities we are registering for resale will permit the selling securityholders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the securities offered by this prospectus. The aggregate proceeds to the selling securityholders from the sale of the securities covered by this prospectus will be the purchase price of the securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the securities covered by this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of our Class A common stock to be offered and sold pursuant to this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A common stock.

We will not receive any of the proceeds from the sale of the securities by the selling securityholders. However, we expect to receive proceeds from sales of Class A common stock that we may elect to make to Yorkville pursuant to the Purchase Agreement, if any, from time to time in our discretion. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to Yorkville after the date of this prospectus. See “Committed Equity Financing” for a description of how the price we may sell shares of Class A common stock to Yorkville is calculated pursuant to the Purchase Agreement.

The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders. The shares of Class A common stock beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions.

The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.

The selling securityholders may offer and sell, from time to time, their respective shares of Class A common stock covered by this prospectus. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the selling securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or agents;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; and

•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In addition, a selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an Affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Yorkville is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Yorkville has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Such registered broker-dealer may, in some circumstances (for instance if such registered broker-dealer’s involvement is not limited to receiving commission not in excess of the usual and customary distributors’ or sellers’ commissions), be considered to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Yorkville has informed us that each such broker-dealer may receive commissions from Yorkville for executing such sales for Yorkville and, if so, such commissions will not exceed customary brokerage commissions.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their Affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective Affiliates and/or the selling securityholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

As consideration for Yorkville’s irrevocable commitment to purchase our Class A common stock under the Purchase Agreement, we have agreed to issue to Yorkville 25,000 shares of our Class A common stock as

Commitment Shares upon execution of the Purchase Agreement. In addition, we have paid Yorkville a structuring fee of $15,000 in connection with the structuring and due diligence of the transactions by Yorkville under the Purchase Agreement.

We also have agreed to indemnify Yorkville and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Yorkville has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Yorkville specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering pursuant to the Purchase Agreement will be approximately $0.3 million.

Yorkville has represented to us that at no time prior to the date of the Purchase Agreement has Yorkville or any entity managed or controlled by Yorkville, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale or any transaction, which establishes a net short position with respect to our Common Stock. Yorkville has agreed that during the term of the Purchase Agreement, none of Yorkville, its officers, its sole member, or any entity managed or controlled by Yorkville, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised Yorkville that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Yorkville, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

The offering pursuant to the Purchase Agreement will terminate on the date that all shares of our Class A common stock offered to Yorkville have been sold by Yorkville.

We have agreed to indemnify the selling securityholders party to the Investor Rights Agreement against certain civil liabilities, including certain liabilities under the Securities Act or any other similar federal and state securities laws, relating to the registration of the shares of Class A common stock offered by them pursuant to this prospectus, and such selling securityholders will be entitled to contribution from us with respect to those liabilities. Each selling securityholder party to the Investor Rights Agreement has agreed to indemnify us against certain liabilities in connection with information furnished to us by each such selling securityholder, including liabilities under the Securities Act, and we will be entitled to contribution from such selling securityholders with respect to those liabilities. In addition, we or the selling securityholders party to the Investor Rights Agreement may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities. For additional information regarding the Investor Rights Agreement, see the section entitled “Certain Relationships with Selling Securityholders-Investor Rights Agreement.”

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A common stock. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations (including private foundations), qualified retirement plans, taxpayers that have elected mark-to-market accounting, S corporations, partnerships and pass-through entities for U.S. federal income tax purposes (and investors in such entities), regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that hold Class A common stock as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes or that received our Class A common stock as compensation, holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), former citizens or long-term residents of the United States, or U.S. Holders that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss U.S. federal non-income tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, the Medicare contribution tax, the alternative minimum tax, or the special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, this summary is limited to investors that will hold our Class A common stock as a “capital asset” (generally, property held for investment) under the Code, and that acquire our Class A common stock for cash pursuant to this prospectus. No ruling from the Internal Revenue Service (the “IRS”) or opinion of counsel has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of our Class A common stock that, for U.S. federal income tax purposes is:

•	an individual who is a U.S. citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Department of Treasury regulations (the “Treasury Regulations”) to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner, member or other beneficial owner in such partnership generally will depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our Class A common stock, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our Class A common stock.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD

CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS AND THE EFFECT OF ANY TAX TREATIES.

U.S. Federal Income Tax Considerations For U.S. Holders

Taxation of Distributions

If we make distributions to U.S. Holders in respect of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “U.S. Federal Income Tax Considerations For U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the applicable holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A common stock. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A common stock so disposed of exceeds one year. The amount of gain or loss recognized generally will be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received by the U.S. Holder in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A common stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A common stock generally will equal the U.S. Holder’s acquisition cost for such Class A common stock, less any prior distributions treated as a return of capital. If a U.S. Holder received Class A common stock in a taxable exchange for property other than cash, the U.S. Holder’s acquisition cost generally will be the fair market value of the Class A common stock received in the exchange. Long-term capital gains recognized by non-corporate U.S. Holders generally are eligible for reduced rates of U.S. federal income tax. If the U.S. Holder’s holding period for the Class A common stock so disposed of is one year or less, any gain on such sale or other taxable disposition would be subject to short-term capital gain treatment and generally would be subject to U.S. federal income tax at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Class A common stock, unless the U.S. Holder is an exempt recipient. Backup withholding (currently at a rate of 24%) may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

U.S. Federal Income Tax Considerations For Non-U.S. Holders

As used herein, the term “non-U.S. Holder” means a beneficial owner of Class A common stock, who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition (except to the extent specifically set forth below). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our Class A common stock.

Taxation of Distributions

In general, any distributions we make to a non-U.S. Holder in respect of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Subject to the withholding requirements under Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations and administrative guidance issued thereunder, collectively “FATCA,” and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “U.S. Federal Income Tax Considerations For Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “U.S. Federal Income Tax Considerations For Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable tax treaty so requires, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) generally will not be subject to the U.S. withholding tax described above, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, on a net income basis at individual rates or the corporate rate, as applicable. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A common stock and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident for U.S. federal income tax purposes. Any gain described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable income tax treaty rate). Gain described in the second bullet point above generally will be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax at a rate of 30% in certain circumstances on dividends in respect of our Class A common stock that is held by or through certain foreign financial institutions (which is defined broadly for this purpose and includes investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Class A common stock is held will affect the determination of whether such withholding is required. Similarly, FATCA imposes withholding tax at a rate of 30% in certain circumstances on dividends in respect of our Class A common stock that is held by or through certain non-financial foreign entities unless any such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which in turn will be provided to the U.S. Department of Treasury. Although the Code provides that FATCA withholding generally also will apply to payments of gross proceeds from the sale or other disposition of our Class A common stock, proposed U.S. Treasury Regulations have been released that, if finalized in their present form, would eliminate FATCA withholding of 30% applicable to gross proceeds from sales or other dispositions of our Class A common stock. The preamble to the proposed U.S. Treasury Regulations states that taxpayers generally may rely on them until final U.S. Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of shares of Class A common stock to non-U.S. Holders. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cooley LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of biote Corp. and its subsidiaries incorporated by reference in this Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the Registration Statement, over the internet at the SEC’s website at http://www.sec.gov.

We also maintain an Internet website at www.biote.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The documents we are incorporating by reference as of their respective dates of filing are:

•

the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on March 14, 2025, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement filed on April 3, 2025 for the 2025 Annual Meeting of Stockholders;

•	the Registrant’s current report on Form 8-K filed with the Commission on January 30, 2025; and

•

the description of securities contained in a Registration Statement on Form 8-A filed on August 25, 2022, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 14, 2025, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number: 1875 W. Walnut Hill Ln #100, Irving, Texas 75038, (844) 604-1246.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC registration fee	$59,015.20	*
Accounting fees and expenses	125,000.00	**
Legal fees and expenses	25,000.00	**
Printing and engraving expenses	125,000.00	**
Miscellaneous	20,000.00	**
Total		**

*

Registration fees of $57,202.91 and $1,812.29 were previously paid in connection with the Original Registration Statements relating to the portion of the securities covered by the Original Registration Statements that are included in this registration statement on Form S-3 in accordance with Rule 429 under the Securities Act. Accordingly, there is no registration fee due in connection with this registration of such securities hereby.

**

These fees are in connection with the Second Registration Statement and are estimated solely for the purposes of this Item 14. Actual expenses may vary. Such fees in connection with the First Registration Statement are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our second amended and restated certificate of incorporation (the “Charter”) provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Charter. Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

2.1†	Business Combination Agreement, dated as of December 13, 2021, by and among the Company, Haymaker Sponsor III LLC, Dr. Gary Donovitz, in his capacity, and Teresa S. Weber, in her capacity as the Members’ Representative (incorporated by reference to Exhibit 2.1 of Haymaker Acquisition Corp. III’s Current Report on Form 8-K (File No. 001-40128) filed with the SEC on December 14, 2021).

3.1	Second Amended and Restated Certificate of Incorporation of biote Corp. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40128) filed by the Company with the SEC on June 2, 2022).

3.2	Amended and Restated Bylaws of biote Corp. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40128) filed by the Company with the SEC on February 22, 2023).

5.1	Opinion of Cooley LLP. (Incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-265714) filed by the Company with the SEC on June 17, 2022)

5.2	Opinion of Cooley LLP. (Incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-266433) filed by the Company with the SEC on August 1, 2022).

10.1	Tax Receivable Agreement, dated as of May 26, 2022, by and among the Company, BioTE Holdings, LLC and the persons named therein. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-40128) filed with the SEC on June 2, 2022).

10.2	Investor Rights Agreement, dated as of May 26, 2022, by and among the Company, the Members, the Members’ Representative, Haymaker Sponsor III LLC and certain other parties thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (File No. 001-40128) filed with the SEC on June 2, 2022).

10.3	Amended and Restated Investor Rights Agreement, dated as of July 19, 2022, by and among the Company, the Members, the Members’ Representative, Haymaker Sponsor III LLC and certain other parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40128) filed by the Company with the SEC on July 19, 2022).

10.4	Standby Equity Purchase Agreement, by and between biote Corp. and YA II PN, LTD (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40128) filed by the Company with the SEC on July 28, 2022).

21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 of the Company’s Current Report on Form 8-K (File No. 001-40128) filed with the SEC on June 2, 2022).

23.1*	Consent of Deloitte & Touche LLP.

23.2	Consent of Cooley LLP (Included on Exhibit 5.1).

23.3	Consent of Cooley LLP (Included on Exhibit 5.2).

24.1*	Power of Attorney (included on the signature page to this registration statement).

101.INS*	Inline XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Filed herewith.
†	Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item (601)(b)(10).

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on April 9, 2025.

BIOTE CORP.

By:	/s/ Bret Christensen
Name: Bret Christensen
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Bret Christensen and Robert Peterson, as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Bret Christensen Bret Christensen	Chief Executive Officer, Director	April 9, 2025

/s/ Robert Peterson Robert Peterson	Chief Financial Officer and Chief Business Officer	April 9, 2025

/s/ Marc D. Beer Marc D. Beer	Director, Chair	April 9, 2025

/s/ Dana Jacoby Dana Jacoby	Director	April 9, 2025

/s/ Mark Cone Mark Cone	Director	April 9, 2025

/s/ Steven J. Heyer Steven J. Heyer	Director	April 9, 2025

/s/ Andrew R. Heyer Andrew R. Heyer	Director	April 9, 2025

/s/ Debra L. Morris Debra L. Morris	Director	April 9, 2025